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                                  EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT


Subsidiary                                                Percent Owned
----------                                                -------------

First Federal Savings and Loan Association of Cheraw      100% Owned by Company

First Federal Financial Services, Inc.                    100% Owned by Company

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